Exhibit 99.1

CytRx Announces Proposed Public Offering of Common Stock

LOS ANGELES, CA (October 8, 2013) – CytRx Corporation (Nasdaq: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced its intention, subject to market and other conditions, to commence an underwritten public offering of its common stock. CytRx intends to use the net proceeds from the offering to fund its clinical trials of its drug candidate aldoxorubicin and for general corporate purposes, which may include working capital, capital expenditures and research and development and other commercial expenditures.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

CytRx is offering the shares described above pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission (SEC) and that is effective. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement relating to the proposed offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement, when available, as well as the accompanying prospectus, may be obtained by either contacting the representative of the underwriters (as set forth below) or by accessing the SEC’s website at http://www.sec.gov.

Aegis Capital Corp.

Prospectus Department

810 Seventh Avenue, 18th Floor

New York, New York 10019

Telephone: 212-813-1010

E-mail: prospectus@aegiscap.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of CytRx Corporation, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin (formerly known as INNO-206), its improved version of the widely used chemotherapeutic agent doxorubicin. CytRx is conducting a global Phase 2b clinical trial with aldoxorubicin as a treatment for soft tissue sarcomas, has completed its Phase 1b/2 clinical trial primarily in the same indication and a Phase 1b study of aldoxorubicin in combination with doxorubicin in patients with advanced solid tumors, and has completed a Phase 1b pharmacokinetics clinical trial in patients with metastatic solid tumors. CytRx plans to initiate under a special protocol assessment a potential pivotal Phase 3 global trial with aldoxorubicin as a therapy for patients with soft tissue sarcomas whose tumors have progressed following treatment with chemotherapy. CytRx also is initiating Phase 2 clinical trials with aldoxorubicin in patients with late-stage glioblastoma (brain cancer) and AIDS-related Kaposi’s sarcoma. CytRx plans to expand its pipeline of oncology candidates based on a linker platform technology that can be utilized with multiple chemotherapeutic agents and may allow for greater concentration of drug at tumor sites.

CytRx also has rights to two additional drug candidates, tamibarotene and bafetinib. CytRx completed its evaluation of bafetinib in the ENABLE Phase 2 clinical trial in high-risk B-cell chronic lymphocytic leukemia (B-CLL), and plans to seek a partner for further development of bafetinib. For more information about CytRx Corporation, visit www.cytrx.com.

Forward-Looking Statements

This press release contains statements relating to the proposed offering that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties, such as market risks and the risk that the conditions to the closing of the offering will not be satisfied. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

CytRx Corporation

David J. Haen

Vice President, Business Development

310-826-5648 x304

dhaen@cytrx.com

or

Legend Securities, Inc.

John M. Columbia

718-233-2677

jcolumbia@legendsecurities.com

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